                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [X] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [ ] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        Sigmatron International, Inc.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [ ] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


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    (2) Aggregate number of securities to which transaction applies:


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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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    (4) Proposed maximum aggregate value of transaction:


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    (5) Total fee paid:


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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                         SIGMATRON INTERNATIONAL, INC.
                              2201 LANDMEIER ROAD
                          ELK GROVE VILLAGE, IL 60007

                                                                 August 15, 1997

Notice of Annual Stockholders Meeting:

     You are hereby notified that the 1997 Annual Meeting of Stockholders of SigmaTron International, Inc. (the "Company") will be held at the Holiday Inn located at 1000 Busse Road, Elk Grove Village, Illinois at 9:30 a.m. local time, on Friday, September 19, 1997, for the following purposes:

        1. To elect three Class I directors to hold office until the 2000 Annual Meeting.

        2. To consider and act upon a proposal to approve the adoption of the SigmaTron International, Inc. 1997 Directors' Stock Option Plan.

        3. To consider and act upon a proposal to approve an amendment to the SigmaTron International, Inc. 1993 Stock Option Plan.

        4. To consider a proposal to ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending April 30, 1998.

        5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on July 25, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

     You are urged to attend the Meeting in person. Whether or not you expect to be present in person at the Meeting, please date, sign and return the enclosed proxy in the envelope provided.

                                          By Order of the Board of Directors

                                          LINDA K. BLAKE
                                          Secretary

                         SIGMATRON INTERNATIONAL, INC.
                              2201 LANDMEIER ROAD
                          ELK GROVE VILLAGE, IL 60007

                      1997 ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 19, 1997

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement and the accompanying proxy are furnished to stockholders of SigmaTron International, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 1997 Annual Meeting of Stockholders (the "Meeting") to be held at the Holiday Inn located at 1000 Busse Road, Elk Grove Village, Illinois, at 9:30 a.m. local time, on Friday, September 19, 1997, for the purposes set forth in the accompanying Notice of Meeting. The Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Stockholders for the fiscal year ended April 30, 1997 are being mailed to stockholders on or about August 15, 1997.

     Stockholders of record at the close of business on July 25, 1997 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 2,881,227 shares of common stock, par value $.01 per share (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date.

     Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted FOR the election of all nominees named under the caption "Election of Directors" as set forth therein as directors of the Company, FOR approval of the SigmaTron International, Inc. 1997 Directors' Stock Option Plan, FOR approval of an amendment to the SigmaTron International, Inc. 1993 Stock Option Plan and FOR the ratification of the selection of Ernst & Young LLP as the Company's Independent Auditors. Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above address) or at the Meeting if the stockholder attends in person. A later dated proxy will revoke a prior dated proxy.

     As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

     The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of July 25, 1997.

                             HOLDINGS OF DIRECTORS
                             AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding beneficial ownership of Common Stock as of July 25, 1997 by (i) each director of the Company, (ii) each executive officer of the Company, (iii) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, and (iv) all directors and executive officers as a group.

                              BENEFICIAL OWNERSHIP

                                                              NUMBER OF
                            NAME                              SHARES(1)    PERCENT
                            ----                              ---------    -------
Circuit Systems, Inc.(2)....................................   488,413      16.4%
  2350 E. Lunt
  Elk Grove Village, IL 60007
Tang Industries, Inc.(3)....................................   129,413       4.3
  3773 Howard Hughes Pkwy., Ste. 350N
  Las Vegas, NV 89109
Tang Foundation for the Research of
  Traditional Chinese Medicine (3)..........................   273,000       9.1
  3773 Howard Hughes Pkwy., Ste. 350N
  Las Vegas, NV 89109
Tang Family Foundation(3)...................................   100,000       3.3
  3773 Howard Hughes Pkwy., Ste. 350N
  Las Vegas, NV 89109
Gary R. Fairhead(4)(5)......................................   125,662       4.2
  2201 Landmeier Road
  Elk Grove Village, IL 60007
Gregory A. Fairhead(5)......................................    25,907       *
John P. Sheehan(5)..........................................    31,942       1.1
Linda K. Blake..............................................     1,150       *
Nunzio A. Truppa............................................       100       *
Dilip S. Vyas(6)(7).........................................    10,500       *
John P. Chen(7)(8)..........................................    45,700       1.5
William C. Mitchell(7)......................................    10,700       *
D.S. Patel(2)(9)............................................         0       *
Thomas W. Rieck(4)..........................................         0       *
Franklin D. Sove(10)........................................     1,000       *
Steven A. Rothstein.........................................       100       *
All directors and executive officers as a group(11).........   252,761       8.5%

---------------
  *  Less than 1 percent.

 (1) Unless otherwise indicated in the footnotes to this table, the Company believes the persons named in this table have sole voting and investment power with respect to all shares of Common Stock reflected in this table.

 (2) Circuit Systems, Inc. ("CSI") is a publicly held corporation which manufactures printed circuit boards. D.S. Patel owns approximately 30% of the outstanding common stock of CSI. Other officers and directors of the Company also own shares of CSI common stock.

 (3) Tang Industries, Inc. manufactures and distributes metals and other products. Both Tang Foundation for the Research of Traditional Chinese Medicine and Tang Family Foundation are not for profit corporations. Each of these entities, whose combined ownership represents in excess of 5% of the outstanding Common Stock, is controlled by Cyrus Tang.

 (4) Thomas W. Rieck and Gary R. Fairhead serve on the Board of Directors of
     CSI.

 (5) The number of shares includes 14,250, 14,250, and 28,500 of currently exercisable stock options for Gary R. Fairhead, Gregory A. Fairhead and John P. Sheehan, respectively. The service-based options are included solely for the purpose of showing total shares owned.

 (6) Dilip S. Vyas is a Director and Vice President -- Business Development of CSI.

 (7) Includes 3,500 shares of Common Stock subject to options granted in September 1994 under the 1994 Directors' Stock Option Plan ("Directors' Plan"), 3,500 shares granted in September 1995 and 3,500 granted in September 1996. All options are deemed exercised solely for purposes of showing total shares owned by such non-employee directors.

 (8) John P. Chen is Chief Financial Officer of National Material L.P. The number of shares includes 35,000 shares from Directors' Warrants granted in February 1994, deemed exercised solely for purposes of showing total shares owned by Mr. Chen.

 (9) D.S. Patel is the Chairman of the Board of Directors, President and Chief Executive Officer of CSI and owns approximately 30% of CSI's outstanding common stock.

(10) Franklin D. Sove is a Vice President of Tang Industries, Inc.

(11) See also footnotes (4)-(10). Excludes shares held by CSI and the Tang entities.

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation, the Board of Directors is divided into three classes of directors serving three-year terms. The terms of Class I directors (Messrs. Rieck, Rothstein and Mitchell) expire in 1997; the term of Class II directors (Messrs. Patel and Chen) expire in 1998; and the terms of Class III directors (Messrs. Fairhead, Sove and Vyas) expire in 1999. All directors of each class will hold their positions until the annual meeting of stockholders at which time the terms of the directors in such class expire, or until their respective successors are elected and qualify.

           NOMINEES FOR ELECTION AS CLASS I DIRECTORS AT THE MEETING

     Three Class I directors are to be elected by a plurality of the stockholder votes cast at the Meeting, to serve until the 2000 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify. The following persons have been nominated:

                                                                                            DIRECTOR OF
                                        PRINCIPAL OCCUPATION(S) DURING PAST FIVE YEARS        COMPANY
            NAME              AGE               AND OTHER PUBLIC DIRECTORSHIPS                 SINCE
            ----              ---       ----------------------------------------------      -----------
William C. Mitchell.........  71    Director of LaSalle Bank N.A. and its predecessor          1994
  Class I                           since 1995. Consultant to Lake Shore Bank Corp., Inc.
                                    from 1993, prior thereto Chairman of Lake Shore Bank
                                    Corp. and Director and CEO of Lake Shore National Bank
                                    of Chicago from 1975 to 1993.
Thomas W. Rieck.............  52    Attorney and Partner of Rieck and Crotty, P.C.             1994
  Class I                           Director of CSI.
Steven A. Rothstein.........  46    Chairman of the Board of National Securities               1994
  Class I                           Corporation of Seattle, Washington since 1995.
                                    Chairman and President of Olympic Cascade Financial
                                    Corporation, the parent holding Company of National
                                    Securities Corporation. Prior to 1995, Managing
                                    Director of H.J. Meyers & Co. (1994-1995) and Rodman &
                                    Renshaw (1992-1994) and Oppenheimer & Co. (from June
                                    1990), companies in the securities broker-dealer
                                    business. Mr. Rothstein was nominated and elected as a
                                    designee of the underwriters in connection with the
                                    Company's February 1994 initial public offering.
                                    Director of New World Coffee, Inc., Vita Food
                                    Products, Inc., American Craft Brewing International,
                                    Inc., Home Security International, Inc. and Gateway
                                    Data Sciences.

     The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend. THE ENCLOSED PROXY CANNOT BE VOTED FOR A GREATER NUMBER OF PERSONS THAN THREE, THE NUMBER OF NOMINEES NAMED IN THIS PROXY STATEMENT.

                                       DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING      DIRECTOR OF
                                        PRINCIPAL OCCUPATION(S) DURING PAST FIVE YEARS        COMPANY
            NAME              AGE               AND OTHER PUBLIC DIRECTORSHIPS                 SINCE
            ----              ---      -----------------------------------------------      -----------
John P. Chen................  43    Mr. Chen is Chief Financial Officer of National            1994
  Class II                          Material L.P. from October 1993. Director of
                                    Siderurgica Venezuela S.A.I.C.A.-SA. Prior thereto, he
                                    was the President of OSI, an office furniture
                                    manufacturer.
D.S. Patel..................  56    Chairman of the Board of Directors President and Chief     1994
  Class II                          Executive Officer of CSI since 1987.
Gary R. Fairhead............  45    President of the Company and its predecessor since         1994
  Class III                         February 1990. Director of CSI.
Franklin D. Sove............  62    Mr. Sove has been Vice President of Tang Industries        1994
  Class III                         since 1996. Prior, Mr. Sove was CEO of NMLP from
                                    September 1996 and Executive Vice President of Tang
                                    Industries, Inc. from May 1989.
Dilip S. Vyas...............  49    Director and Vice President -- Business Development of     1994
  Class III                         CSI since 1987.

             PROPOSAL TO APPROVE 1997 DIRECTORS' STOCK OPTION PLAN

     It is proposed that the stockholders approve the SigmaTron International, Inc. 1997 Directors' Stock Option Plan (the "1997 Directors' Plan") (See Exhibit "A"). The 1997 Directors' Plan was adopted by a majority of the Company's Board of Directors in June 1997, subject to approval by the stockholders. The purpose of the 1997 Directors' Plan is to encourage stock ownership by non-employee directors so that they may acquire or increase their equity interest in the Company, and to encourage them to remain as directors of the Company.

DESCRIPTION OF THE 1997 DIRECTORS' PLAN

     Under the 1997 Directors' Plan an aggregate of 105,000 shares of the Company's Common Stock have been reserved for the grant of options to directors of the Company who are not full-time employees of the Company. Those directors eligible include all directors except Gary R. Fairhead. If options terminate without having been exercised, the shares not purchased under such options are available for future option grants. The 1997 Directors' Plan provides that each eligible director in office at the adjournment of the annual meetings of stockholders held in the years 1997, 1998 and 1999 will automatically be granted an option to purchase 5,000 shares of the Company's Common Stock at an exercise price per share equal to the fair market value of the shares of Common Stock on the date of grant. The term of any such option will be ten years from the date of grant. The number of shares which may be purchased upon exercise of an option is subject to adjustment in certain circumstances.

     Options granted under the 1997 Directors' Plan are Non-Statutory Options. Options are not transferable other than by gift to family members and certain trusts and charities, by will or the laws of descent and distribution, and in the event of death, an option may be exercised by the optionee's legatee, distributee or personal representative.

     Options are granted under the 1997 Directors' Plan without regard to other forms of compensation eligible directors may receive from the Company.

     On August 6, 1997, the high and low sale prices of the Company's Common Stock on the Nasdaq National Market were 16 3/8 and 15 1/2, respectively.

FEDERAL TAX CONSEQUENCES

     The grant of options under the 1997 Directors' Plan has no immediate tax consequences to the Company or the optionee. On exercise, the difference between the option price and the fair market value of the stock on the measuring date (normally the date of exercise of the option) will be taxable as ordinary income to the optionee and will be deductible by the Company.

     If payment upon exercise of an option is made by tendering previously owned shares, the exchange will be a tax-free exchange to the optionee to the extent of a like number of new shares, with the new shares retaining the basis and holding period of the old shares.

     The described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change, and assume that the optionee has not purchased any shares of the Company within six months prior to the exercise of the option at a purchase price less than the market price of the shares on the date of exercise. In addition, the discussion is limited to federal income taxes and does not attempt to describe state and local tax effects which may accrue to participants or the Company.

VOTE REQUIRED FOR APPROVAL; MANAGEMENT RECOMMENDATION

     The vote required for approval of the 1997 Directors' Plan is an affirmative vote by the holders of a majority of the shares of the Company's Common Stock present, or represented and entitled to vote, at the Meeting assuming the holders of a majority of the outstanding shares of the Company are present in person or represented by proxy. Abstentions will have the same effect as votes against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1997 DIRECTORS PLAN.

                  PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN

     The Board of Directors recommends that the stockholders approve a proposal to amend the Company's 1993 Stock Option Plan (the "1993 Plan") by amending Paragraph 5 thereof. The amendment will limit the number of shares to which options may be granted in any fiscal year to each executive officer whose compensation is required to be reported in the Company's annual proxy statement ("Executive Officer") to 100,000 shares. The proposed amendment is necessary to exempt options granted under the 1993 Plan from the $1,000,000 corporate income tax deduction limit on compensation paid to the reporting executive of public companies.

REASONS FOR THE PROPOSED AMENDMENT

     The Revenue Reconciliation Act of 1993 (the "Act") limits the deductible compensation paid to the reporting executives of publicly held corporations to $1,000,000. Any taxable compensation which is recognized by an Executive Officer upon (I) the exercise of a non-qualified option or (II) a disqualifying disposition of stock acquired under an incentive stock option, is subject to the limit. However, the limit will not apply if the options are granted under a stockholder-approved plan document which specifies the maximum number of option shares that can be granted to an Executive Officer during the corporation's tax year, provided that each grant is determined by a directors' committee which is comprised solely of "outside directors".

     Because the amount of compensation that would be subject to the Act's deduction limit depends in part on the fair market value of the Company's stock at an indeterminable future date, the Company cannot be certain that any one Executive Officer's compensation will never exceed $1,000,000 in a given year. Accordingly, in order to protect the Company's deduction for all compensation to Executive Officers that is otherwise deductible, the Company is proposing the amendment of the 1993 Plan for stockholder approval which specifies the number of option shares which may be granted to an Executive Officer during the fiscal year. The amendment limits option grants to 100,000 shares per Executive Officer for any year in which such person serves in such capacity.

TEXT OF PROPOSED AMENDMENT

     The text of Paragraph 5 of the 1993 Plan is amended to add the following as a separate paragraph:

              "The number of Option shares granted in a fiscal year to each executive officer whose compensation is subject to reporting in the Company's annual proxy statement (an "Executive Officer") shall not exceed 100,000 shares for any fiscal year in which such person serves as an Executive Officer."

EFFECT OF PROPOSED AMENDMENT

     The amendment, if approved by the stockholders, will become effective as of May 1, 1997 and will allow the Company to retain a full compensation deduction with respect to option grants under the 1993 Plan made after that date.

FEDERAL INCOME TAX CONSEQUENCES

     The proposed amendment to the 1993 Plan, other than as described above, will not affect the tax treatment of options issued thereunder. In general, with respect to non-qualified options issued pursuant to the 1993 Plan, the difference between the option price and the fair market value of the stock on the date the option is exercised is taxable as ordinary income to the optionee and is deductible by the Company as compensation on such date except as described in the next paragraph. Any gain or loss on the subsequent sale of such stock is eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company.

     With respect to incentive stock options, if the optionee does not make a disqualifying disposition of stock acquired on exercise of such option, no income for federal income tax purposes will result to such optionee upon the granting or exercise of the option (except that the amount by which the fair market value of the stock at time of exercise exceeds the option price will be a tax preference item under the expanded alternative minimum tax), and in the event of any sale thereafter any amount realized in excess of his cost will be taxed as long term capital gain and any loss sustained will be long term capital loss. In such case, the Company will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the option.

     The described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the discussion is limited to federal income taxes and does not attempt to describe state and local tax effects which may accrue to participants or the Company.

VOTE REQUIRED FOR APPROVAL

     The vote required for approval of the amendment to the 1993 Plan is an affirmative vote by the holders of a majority of the shares of the Company's Common Stock present or represented, and entitled to vote, at the Meeting at which the holders of a majority of the outstanding shares of the Company are present in person or represented by proxy.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 1993 STOCK OPTION PLAN.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follow:

                 NAME                    AGE                          POSITION
                 ----                    ---                          --------

Gary R. Fairhead(1)(2).................  45    President and Chief Executive Officer
Linda K. Blake(3)......................  36    Chief Financial Officer, Vice President -- Finance,
                                               Treasurer and Secretary
Nunzio A. Truppa(4)....................  59    Vice President -- Domestic Operations
Gregory A. Fairhead(1)(5)..............  41    Vice President -- Mexican Operations and Assistant
                                               Secretary
John P. Sheehan(6).....................  36    Vice President -- Director of Materials and Assistant
                                               Secretary

---------------
(1) Gary R. and Gregory A. Fairhead are brothers.

(2) Gary R. Fairhead has been the President of the Company since January 1990 and prior to January 1990 was the Executive Vice President of the Company's predecessor.

(3) Linda K. Blake has been the Company's Vice President of Finance, Treasurer, Secretary and Chief Financial Officer since February 1994 and was Controller of the Company from June 1991 to February 1994.

(4) Nunzio A. Truppa has been Vice President -- Domestic Operations for the Company, or held equivalent management positions with the Company's predecessor, since January 1987.

(5) Gregory A. Fairhead has been Vice President -- Mexican Operations for the Company since February 1990 and is Assistant Secretary.

(6) John P. Sheehan has been Vice President -- Director of Materials of the Company since April, 1990 and is Assistant Secretary.

  Director Committees; Board Meetings

     The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating Committee, and an Offer Evaluation Committee. Each committee is composed of at least two independent directors who together constitute a majority of each committee.

     The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls. Messrs. Mitchell, Rieck, and Sove are members of the Audit Committee, of which Mr. Sove is the Chairman.

     The functions of the Compensation Committee are to review and approve annual salaries and bonuses for all executive officers and review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto and administer the Company's 1993 Stock Option Plan. Messrs. Mitchell, Rieck and Rothstein are members of the Compensation Committee, of which Mr. Mitchell is the Chairman.

     The functions of the Nominating Committee are to review and recommend to the Board of Directors a slate of nominees for each election of members to the Board of Directors, to review and recommend changes to the number, classification, and term of directors and to receive and review nominations by Stockholders with regard to the nomination process. The nominating committee will accept nominees recommended by stockholders. However, the Company's bylaws establish an advance notice procedure for such nominations. Generally, such notice must be received by the Secretary of the Company not less than 60 and no more than

90 days prior to a regularly scheduled annual meeting of stockholders, or within 10 days after receipt of notice of an annual meeting of stockholders if the date of such meeting has not be publicly disclosed within 70 days prior to the meeting date. Messrs. Mitchell, Rieck and Rothstein are members of the Nominating Committee.

     The Offer Evaluation Committee consists of such members who are appointed each time the Company receives an offer to purchase its assets or Common Stock. The functions of the Offer Evaluation Committee are to review and evaluate all offers to purchase substantially all or a majority of the capital stock or assets of the Company and make a recommendation to the Board of Directors concerning the offer itself and whether investment banking assistance should be employed by the Company.

     The Board of Directors held six meetings during the fiscal year ended April 30, 1997. The Compensation Committee held two meetings and the Audit Committee held one meeting during fiscal 1997. The Nominating Committee held one meeting during fiscal 1997 and no Offer Evaluation Committee was constituted in fiscal 1997.

COMPENSATION OF DIRECTORS

     Non-employee directors are paid $1,000 for each Board of Directors, Audit and Compensation meeting attended, up to an amount not to exceed $10,000 per director per year. Each non-employee director was paid $1,000 per meeting. Non-employee directors also received options to acquire shares of Common Stock under the Company's 1994 Directors' Stock Option Plan, which calls for the grant of options for 3,500 shares per director at each of the 1994, 1995 and 1996 annual stockholders' meetings. Such options are exercisable for ten years from the respective date of grant at a price based on the price of the Common Stock on the respective grant dates. If the 1997 Directors' Stock Option Plan is approved, nonemployee directors will be entitled to receive options to acquire 5,000 shares of Common Stock at each annual stockholders meeting in 1997, 1998 and 1999.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of all compensation paid by the Company for its fiscal years ended April 30, 1997, 1996 and 1995 to the Company's Chief Executive Officer and each executive officer of the Company whose total annual salary, bonus and other compensation for such year exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION        LONG TERM
                                                 ------------------------    COMPENSATION     ALL OTHER
                                                 SALARY         BONUS          OPTIONS       COMPENSATION
     NAME AND PRINCIPAL POSITION                   ($)           ($)           (#) (5)         ($) (6)
     ---------------------------                 ------         -----        ------------    ------------
Gary R. Fairhead......................   1997    145,600    225,600(1)(4)      --               --
  President and Chief Executive          1996    145,600    205,600(2)(4)      --               --
     Officer
                                         1995    142,900    125,300(3)(4)      --               --

Gregory A. Fairhead...................   1997    119,950    124,700(1)(4)      --               --
  Vice President and General             1996    109,250     94,000(2)(4)      --               --
  Manager-Mexican Operations             1995    102,044     63,782(3)(4)      --               --
  and Assistant Secretary
John P. Sheehan.......................   1997     88,692     93,462(1)(4)      --               --
  Vice President-Director of Materials   1996     81,700     77,900(2)(4)      --               --
  Secretary and Assistant                1995     73,403     62,678(3)(4)      --               --
Linda K. Blake........................   1997     76,500     63,000(1)(4)      --               --
  Chief Financial Officer, Vice          1996     68,700     47,400(2)(4)      --               --
  President-Finance, Treasurer           1995     59,941     32,154(3)(4)      --               --
  and Secretary
Nunzio A. Truppa......................   1997    101,400     23,900(1)(4)      --              208,278
  Vice President-Domestic Operations     1996    101,400       --  (2)(4)      --              185,464
                                         1995     99,352      8,695(3)(4)      --              235,028

---------------
(1) Represents bonus earned in fiscal 1997 and paid in fiscal 1998.

(2) Represents bonus earned in fiscal 1996 and paid in fiscal 1997.

(3) Represents bonus earned in fiscal 1995 and paid in fiscal 1996.

(4) Includes one week bonuses paid twice a year to all SigmaTron employees
    (U.S.).

(5) See chart below for exercisable and unexercisable options in last fiscal year.

(6) Represents commission paid to Mr. Truppa for sales made in fiscal 1997, 1996 and 1995.

No options were granted to any person named in the Summary Compensation Table during the 1997 fiscal year.

  Option Exercises and Fiscal Year-End Values

     The following table sets forth certain information with respect to each named executive officer of the Company concerning the exercise of options during the fiscal year ended April 30, 1997, as well as any unexercised options held as of the end of such fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                     NUMBER OF SHARES          VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED        IN-THE-MONEY OPTION
                                  SHARES                          OPTIONS AT FY-END(#)(1)         AT FY-END($)(1)
                               ACQUIRED ON          VALUE              EXERCISABLE/                EXERCISABLE/
           NAME                EXERCISE(#)       REALIZED($)           UNEXERCISABLE               UNEXERCISABLE
           ----                -----------       -----------      -----------------------      --------------------
Gary R. Fairhead...........       28,500           275,873             14,250/108,500            138,938/1,057,875
Gregory A. Fairhead........       28,500           275,873             14,250/ 73,500            138,938/  716,625
John P. Sheehan............       --                --                 28,500/ 64,000            277,875/  624,000
Linda K. Blake.............       --                --                  6,000/ 34,000             58,500/  331,500
Nunzio A. Truppa...........       --                --                      0/0                        0/0

---------------
(1) A portion of these options vested on the Company's attainment of certain earnings per share levels through fiscal year 1999 and a portion of these options are service-based options, which vest over a five-year period from February 1994.

Subsequent to the end of the fiscal year, effective as of July 1, 1997, the Board of Directors authorized the cancellation of 425,000 option shares under the 1993 Plan, including the earnings-based options included in the above table, which options were to vest only upon the attainment of certain earnings per share levels, and the replacement of such options with an equal number of service-based options.

STOCK PRICE PERFORMANCE GRAPH

     The following performance graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's Initial Public Offering on February 9, 1994 through April 30, 1997 with the cumulative total return on (i) a group consisting of the Company's peer corporations on a line-of-business basis (the "Peer Group") and
(ii) the NASDAQ Composite Index (Total Return). The comparison assumes $100 was invested on February 9, 1994 in the Company's Common Stock, the Peer Group (allocated equally among each of the Peer Group members) and the NASDAQ Composite Index and assumes reinvestment of dividends, if any. The Peer Group consists of Benchmark Electronics, Inc., DII Group, Inc.(formerly known as Dovatron International, Inc.), IEC Electronics Corp., Plexus Corp., SCI Systems, Inc. and Solectron Corp.

                COMPARISON OF FIVE* YEAR CUMULATIVE TOTAL RETURN
                 AMONG SIGMATRON INTERNATIONAL, INC. PEER GROUP
                   AND NASDAQ COMPOSITE INDEX (TOTAL RETURN)

        MEASUREMENT PERIOD              SIGMATRON        NASDAQ INDEX        PEER GROUP
      (FISCAL YEAR COVERED)           INTERNATIONAL
                                          INC.
9FEB94                                            100                100                100
APR94                                          107.14              91.79              83.36
APR95                                           98.21             106.69              88.24
APR96                                          110.71             152.09             144.02
APR97                                          239.28             161.05             188.97

---------------
* Prior to February 9, 1994, the Company's Common Stock was not publicly traded. Comparative data is provided only for the period from that date through April 30, 1997.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Company's executive compensation policy is to provide compensation and benefit programs to enable it to attract and retain talented executives. Total compensation includes base salary, annual cash bonuses, long-term incentives and employee benefits. Guiding principles include offering competitive base salary and employee benefit packages compared to similarly capitalized companies with comparable operating results; annual cash bonuses based on individual contributions to financial results and strategic planning and long-term stock based incentives, helping to assure that management's interests are closely aligned with those of stockholders. The Company seeks to reward outstanding executive performance contributing to superior operating results and enhanced stockholder value.

     The Board of Directors administers the Company's executive compensation policy through its Compensation Committee and the Compensation Committee's supervision of the determinations of the Company's senior executive officers on compensation matters. The base salary of the President and Chief Executive Officer and the executive officers of the Company is determined by the Board of Directors acting on the recommendations of its Compensation Committee. The President and Chief Executive Officer recommends to the Compensation Committee the base salaries to be paid to all other executive officers.

     Annual cash bonuses are determined by action of the Board of Directors on recommendations made to it by its Compensation Committee. Stock options may be granted to key employees of the Company as determined by the Compensation Committee pursuant to the Company's 1993 Stock Option Plan. Stock options are also granted to non-employee directors of the Company on a formula basis as provided by the Directors' Plan.

REPORT OF 1997 COMPENSATION OF EXECUTIVE OFFICERS

     Salaries and bonuses paid to executive officers, increased from fiscal 1996, reflect their increased contributions to the Company's operating results. The Committee did not grant any additional stock options subsequent to the Company's initial public offering in February, 1994, as the Committee believes the outstanding stock options granted to executive officers in February, 1994, as a part of the initial public offering, continue to provide substantial incentive to increase stockholder value; at the same time, however, the Committee has decided to increase its attention to the possibility of granting additional options in the near future.

REPORT OF 1996 COMPENSATION OF CHIEF EXECUTIVE OFFICER AND PRESIDENT

     The compensation for the Company's President and Chief Executive Officer is set within the philosophy and policy identified above for all executive officers. In setting the salary and determining the bonus of the President and Chief Executive Officer of the Company, the Compensation Committee considered, among other factors, the Company's most recent financial results. Keeping in mind the philosophy of emphasis on performance-based compensation, the Committee is of the opinion that there should be no change in Mr. Fairhead's base salary. Further, the Committee is of the opinion that Mr. Fairhead's present salary level is consistent with the level of compensation paid to the chief executive officers and presidents of comparable companies with comparable operating results. The Committee's bonus award (an increase of $20,000) was based upon increases (from 1996) in sales, pre-tax income, net income and fully diluted earnings per share of 25.4%, 37.5%, 37.5% and 24.9%, respectively.

THIS REPORT IS SUBMITTED BY THE MEMBERS OF THE COMMITTEE:

                                        William C. Mitchell (Chairman)
                                        Thomas W. Rieck
                                        Steven A. Rothstein

     Deductibility of Certain Executive Compensation. Section 162(m), added to the federal Internal Revenue Code by the Omnibus Budget Reconciliation Act of 1993 (the "Act"), denies publicly held corporations a deduction for compensation in excess of $1 million per year paid or accrued with respect to certain executives in taxable years beginning on or after January 1, 1994, except to the extent that such compensation qualifies for an exemption from that limitation. Exempt compensation includes only the following: (a) performance-based compensation (provided that certain outside directors, stockholder approval, and certification requirements are met); (b) commissions; (c) payments from certain tax-qualified retirement plans; (d) health and other fringe benefits that are reasonably believed to be excludable from gross income; and (e) compensation payable under a binding written contract in effect February 17, 1993.

     The deduction limitation has no effect on the Company's ability to deduct payments made (or deemed made for tax purposes) in fiscal 1997 to the named executive officers listed in the summary compensation table. The limitation, however, could affect the ability of the Company and its subsidiaries to deduct compensation paid to such officers in fiscal 1998 and subsequent years. The Company intends to take appropriate action to comply with Act so that deductions will be available to it for all compensation paid to its executive officers to the extent practicable in fiscal 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All members of the Board of Directors participated in its deliberations concerning executive officers' compensation, except that Gary R. Fairhead did not participate in votes or deliberations concerning his compensation.

     Gary R. Fairhead, the President and Chief Executive Officer of the Company, is a member of CSI's Board of Directors. CSI is a stockholder of the Company and Messrs. Vyas and Patel are executive officers of CSI and directors of both CSI and the Company, and Mr. Rieck is a director of CSI and the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of the copies of such reports furnished to the Company of written representations that no other reports were required, the Company believes that during the 1997 fiscal year all filing requirements were complied with.

                              CERTAIN TRANSACTIONS

     During the year ended April 30, 1997, the Company purchased raw materials and leased operating space in Elk Grove Village, Illinois from CSI, which owns beneficially approximately 16.4% of the Company's outstanding Common Stock. Purchases of raw materials were approximately $6,895,000 for the year ended April 30, 1997, with a net amount in trade accounts payable related to these purchases of approximately $736,893 at April 30, 1997. The Company leases a portion of a building in Elk Grove Village, Illinois from CSI at a base rental of $30,000 per month with an additional $7,000 per month for real estate taxes. The lease requires the Company to pay maintenance and utility expenses. Rent and property tax expense totaled approximately $423,000 for the year ended April 30, 1997.

     The Company's investment in affiliate consists of a 42.5% ownership interest in SMT Unlimited L.P. (SMTU), which was formed on September 15, 1994, in Fremont, California, as a joint venture to provide surface mount technology assembly services primarily to electronic original equipment manufacturers. During fiscal year 1995, the Company invested $49,500 in exchange for a 45% limited partnership interest in SMTU and $2,500 in SMT Unlimited, Inc. (SMT, Inc.), which is the general partner of SMTU in exchange for 50% of its capital stock. During fiscal year 1997, the Company sold 2.5% of its interest to a key employee of SMTU. One of the limited partners of SMTU is also an equal stockholder of SMT, Inc. along with the Company. The Company made advances to SMTU in exchange for subordinated debentures in the face amount of $100,000, $50,000 and $600,000 in 1997, 1996 and 1995, respectively. In 1996, the Company also made advances to SMTU in exchange for promissory notes in the face amount of $300,000. These promissory notes were converted into subordinated debentures during 1997. Debentures totaling $650,000 outstanding at April 30, 1997 bear interest at 8%, and are to be repaid on December 31, 1999. The remaining $400,000 of these debentures bear interest at 12% and are to be repaid on December 31, 2001. The Company guarantees lease payments of approximately $1,831,000 for SMTU. The Company has been indemnified by one of the other limited partners in the amount of $915,500 for the guaranteed lease payments. SMTU pays the Company a $12,500 monthly administrative fee for administrative services.

     At April 30, 1997, 1996 and 1995, the Company had non-interest bearing receivables of approximately $205,000, $223,000 and $223,000, respectively, for advances to a company in which the President and Chief Executive Officer of the Company is an investor.

                  PROPOSAL TO RATIFY SELECTION OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     The firm of Ernst & Young LLP has audited the books and records of the Company since its inception and the Board of Directors desires to continue the services of this firm for the current fiscal year ending April 30, 1998. Accordingly, the Board of Directors will recommend at the Meeting that the stockholders ratify the appointment of the firm of Ernst & Young LLP to audit the accounts of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

                                 MISCELLANEOUS

     The Company's 1997 Annual Report to Stockholders is being mailed to stockholders contemporaneously with this Proxy Statement.

COST OF SOLICITATION

     All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone or telecopy. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

PROPOSALS OF SECURITY HOLDERS

     Proposals of security holders intended to be presented at the 1998 Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than April 17, 1998.

                                          By order of the Board of Directors.

                                          Linda K. Blake
                                          Secretary
Dated: August 15, 1997

                                   EXHIBIT A

        SIGMATRON INTERNATIONAL, INC. 1997 DIRECTORS' STOCK OPTION PLAN

1.  PURPOSE:

     This Stock Option Plan ("the Plan") is intended to encourage stock ownership by Non-Employee Directors of SigmaTron International, Inc., a Delaware corporation (the "Company"), so that they may acquire or increase their proprietary interest in the success of the Company, and to encourage them to remain as Directors of the Company.

2.  ELIGIBILITY:

     The persons who shall be eligible to receive Options shall be Directors of the Company (the "Eligible Directors") who are not full-time employees of or consultants to the Company.

3.  STOCK:

     Subject to the provisions of Section 9 (relating to the adjustment upon changes in stock), there will be reserved for issuance upon the exercise of Options to be granted from time to time under the Plan an aggregate of 105,000 shares of Common Stock, at $0.01 par value, of the Company. In the event that any outstanding Option under the Plan for any reason expires or is canceled or terminated, the shares of stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

4.  ADMINISTRATION:

     This Plan shall be administered by the Compensation Committee (the "Committee"), comprised solely of Non-Employee Directors as defined by Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934 ("1934 Act"). The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

5.  TERMS AND CONDITIONS OF OPTIONS:

     Stock Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time recommend and the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          (a) On each of the regular annual stockholders meetings for each of the years 1997, 1998, and 1999 (each such date is hereafter the "Date of Grant"), each Eligible Director ("Grantee") shall receive an Option for 5,000 shares.

          (b) Each Option shall state the Option price which shall be 100% of the fair market value of the shares of Common Stock of the Company on the applicable Date of Grant. The fair market value for purposes of this paragraph 5(b) is defined as the last sales price on the day preceding the Date of Grant.

          (c) The Option price shall be paid in cash or by check upon the exercise of the Option, or in lieu thereof an Option holder may make payment in whole or in part by tendering to the Company shares of Common Stock of the Company valued at fair market value on such date of exercise. For purposes of this paragraph 5(c), fair market value is defined as the last sales price on the trading day preceding the exercise of the Option. Any Common Stock so tendered must be held by the Option holder for a period of at least six months prior to the tender.

          (d) No stock acquired under this Plan may be disposed of within six months from the Date of Grant. If such stock were disposed of within six months of the Date of Grant, such disposition would not be exempt from the short swing profit rules of Section 16(b) of the Exchange Act.

          (e) The term of any Option shall be ten (10) years from the Date of Grant.

          (f) In no event shall any Option be exercisable prior to the approval of this Plan by the holders of a majority of the shares of the Company's Common Stock present, or represented and entitled to vote, at its next annual stockholders' meeting duly held in accordance with the applicable laws of the State of Delaware.

          (g) Subject to the approval of the Board of Directors, the Committee shall have and retain the authority and discretion to permit this Option to be transferable as permitted under 17 C.F.R. sec.240.16b-3 and -5 as long as such transfers are made to one or more of the following: family members, including children of the Grantee, the spouse of the Grantee, or grandchildren of the Grantee, trusts for such family members or charities ("Transferees"), provided that such transfer is a bona fide gift and accordingly, the Grantee receives no consideration for the transfer, and that the Options transferred continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer. Options are also subject to transfer by will or the laws of descent and distribution. Options shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise. A Transferee may not subsequently transfer this Option. The designation of a beneficiary shall not constitute a transfer.

          (h) An Option shall terminate and shall not be exercisable if the person to whom it is granted ceases to be a Director of the Company, except that, subject to the limitation hereafter stated in this paragraph 5(h):
     (i) if his directorship is terminated by any reason other than his death or on account of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, he, or his successors or assigns, may at any time within three months after termination of his directorship exercise his Option but only to the extent that it was exercisable by him on the date of termination of his office, and (ii) if he dies while a Director of the Company, or within three months after termination of his office, his Option may be exercised by his successors or assigns at any time within 18 months following his death, but only to the extent that such Option was exercisable by him on the date of termination of his office. The limitation mentioned above is that an Option may not be exercised to any extent by anyone after the expiration of its term. Anything in this paragraph 5(h) to the contrary notwithstanding, an Option shall not terminate solely by reason of the fact that the person to whom it is granted ceases to be a Director of the Company if such person shall become or remain an officer of the Company as provided in the By-laws simultaneously with his ceasing to be a Director; and in such event the subsequent ceasing of such person to be an officer of the Company at a time when such person is not a Director of the Company shall have the same effect as if such person were then to have ceased to be a Director of the Company. The Company assumes no responsibility and is under no obligation to notify a Transferee of early termination of an Option on account of a Director's termination of office.

          (i) Neither a person to whom an Option is granted, nor his Transferee, legal representative, heir, legatee, or distributee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until he has received a certificate or certificates therefor. Under no circumstances shall any certificate be issued within six months of the Date of Grant. Except as provided in Section 9 hereof, no adjustments will be made for dividends, whether ordinary or extraordinary, whether in cash, securities, or other property, or for distributions for which the record date is prior to the date on which the Option is exercised.

          (j) The minimum number of shares with respect to which an Option may be exercised in part at any time is 100.

6. RESTRICTIONS ON SHARES:

     Prior to the issuance or delivery of any shares of the Common Stock under the Plan, the person exercising the Option may be required to:

          (a) represent and warrant that the shares of the Common Stock to be acquired upon exercise of the Option are being acquired for investment for the account of such person and not with a view to resale or other distribution thereof;

          (b) represent and warrant that such person will not, directly or indirectly, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any such shares unless the transfer, sale, assignment, pledge, hypothecation or other disposition of the shares is pursuant to effective registrations under the 1933 Act and any applicable state or foreign securities laws or pursuant to appropriate exemptions from any such registrations; and

          (c) execute such further documents as may be reasonably required by the Committee upon exercise of the Option or any part thereof, including but not limited any stock restriction agreement that the Committee may choose to require.

The certificate or certificates representing the shares of Common Stock to be issued or delivered upon exercise of an Option may bear a legend evidencing the foregoing and other legends required by any applicable securities laws. Furthermore, nothing herein or any Option granted hereunder will require the Company to issue any stock upon exercise of any Option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, the Illinois securities laws, or any other applicable rule or regulation then in effect, and the Company shall have no liability for failure to issue shares upon any exercise of Options because of a delay pending the meeting of any such requirements.

7. USE OF PROCEEDS FROM STOCK:

     Cash proceeds from the sale of stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

8. NO IMPLIED COVENANTS:

     Neither this Plan nor any action taken hereunder shall be construed as giving any Director any right to be retained in office.

9. ADJUSTMENT UPON CHANGES IN STOCK:

     If any change is made in the stock subject to the Plan, or subject to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise) appropriate adjustments shall be made by the Board of Directors as to the kind and maximum number of shares subject to the Plan, and the kind and number of shares and price per share of stock subject to outstanding Options.

10. AMENDMENT OF THE PLAN:

     The Board of Directors at any time, and from time to time, may amend the Plan, subject to the limitation, however, that, except as provided in Section 9 (relating to adjustments upon changes in stock), no amendment shall be made, except upon approval by vote of a majority of the outstanding shares of the Company, which will:

          (a) Increase the number of shares reserved for Options under the Plan; or

          (b) Reduce the Option price below 100% of fair market value of the Common Stock at the time an Option is granted; or

          (c) Change the requirements for eligibility for participation under the Plan;

and provided further that the Plan shall not be amended more than once every six months, other than to comport with changes in applicable law.

11. TERMINATION OR SUSPENSION OF THE PLAN:

     The Board of Directors at any time may suspend or terminate the Plan. Unless previously terminated by the Board, this Plan shall terminate on, and no further Options will be granted after the tenth (10th) anniversary of the Effective Date of the Plan, as described in Section 12 hereof.

     Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except by consent of the person to whom the Option was granted.

12. EFFECTIVE DATE:

     This Plan shall become effective on the date it is adopted by the Company's board of directors, provided that the stockholders approve the Plan within twelve months thereafter.

13. MODIFICATION, EXTENSION AND RENEWAL:

     Subject to the conditions of, and within the limitations prescribed in,
Section 10 hereof, the Committee may cancel, modify, extend or renew outstanding Options. Notwithstanding the foregoing, no modification will, without the prior written consent of the Grantee, alter, impair or waive any rights or obligations associated with any Option earlier granted under the Plan. Further, but subject to Section 9, the Committee may not change the number of shares of the Company's Common Stock issuable under the Plan or the class of persons who are eligible to participate in the Plan.

14. COMPLIANCE WITH OTHER LAWS AND REGULATIONS:

     The Plan, the Options granted hereunder and the obligation of the Company to sell and deliver stock under such Options, will be subject to all applicable federal and state laws, rules, regulations and to such approvals by any government or regulatory authority or investigative agency as may be required.

15. CORPORATE REORGANIZATIONS:

     Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to Options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding, by another corporation or person, the Plan will terminate and all Options will lapse. The result described above will not occur if provision is made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of Options earlier granted, or the substitution for such Options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and Options theretofore granted will continue in the manner and under the terms so provided.

16. FINANCIAL ASSISTANCE:

     The Company may assist any Grantee in the payment of the purchase price payable on exercise of an Option, by lending the amount of such purchase price to such Grantee on such terms and at such rates of interest and upon such security (or unsecured) as is authorized by the Board.

17. GOVERNING LAW:

     All questions arising with respect to the provisions of the Plan will be determined by application of the Code and the laws of the state of Delaware except to the extent that Delaware laws are preempted by any federal law.

                         SIGMATRON INTERNATIONAL, INC.
                              2201 LANDMEIER ROAD
                          ELK GROVE VILLAGE, IL 60007

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Gary R. Fairhead, Linda K. Blake, Henry J. Underwood, Jr., and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 1997 Annual Meeting of Stockholders of SIGMATRON INTERNATIONAL, INC. (the "Company") to be held at the Holiday Inn located at 1000 Busse Road, Elk Grove Village, Illinois at 9:30 a.m. local time, on Friday, September 19, 1997, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:

1. ELECTION OF DIRECTORS
  [ ] FOR all nominees listed below

      (UNLESS NAME OF NOMINEE IS CROSSED OUT).

  [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

       William C. Mitchell      Thomas W. Rieck      Steven A. Rothstein

2. PROPOSAL TO APPROVE THE ADOPTION OF THE SIGMATRON INTERNATIONAL, INC. 1997 DIRECTORS' STOCK OPTION PLAN

  [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

3. PROPOSAL TO APPROVE AN AMENDMENT OF THE SIGMATRON INTERNATIONAL, INC. 1993 STOCK OPTION PLAN

  [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

4. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

  [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

5. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (which the Board of Directors does not know of prior to August 15,
   1997)

                Management recommends your vote FOR all proposals.

                    (Continued and to be Signed on Other Side)

                          (Continued from Other Side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR APPROVAL OF THE ADOPTION OF THE 1997 DIRECTORS' STOCK OPTION PLAN, FOR APPROVAL OF THE AMENDMENT OF THE 1993 STOCK OPTION PLAN AND FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND WILL CONFER THE AUTHORITY IN PARAGRAPH 5.
    Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated August 15, 1997, as well as a copy of the 1997 Annual Report to Stockholders.

                                              When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give title.
                                              Each joint owner is requested to
                                              sign. If a corporation or
                                              partnership, please sign by an
                                              authorized officer or partner.
                                              Please sign in the same manner as
                                              your certificate(s) is (are)
                                              registered.

                                              Dated _____________________, 1997.

                                              ----------------------------------
                                              (Signature of Stockholder(s))

                                              Please complete, date, sign and
                                              return this proxy in the envelope
                                              provided.